Exhibit 10.1

Executive Officer	2004 Incentive Bonus		2005 Annual Option Grant(2)	2005	2005 Bonus Target (% of Base Salary)
	Cash	Options(1)		Base Salary(3)
Steven M. Rauscher President and Chief Executive Officer	$84,738	74,278 shares	400,000 shares	$420,000	up to 60%
Stephen Cohen Senior Vice President and Chief Financial Officer	$40,425	35,434 shares	200,000 shares	$257,500	up to 40%

(1)	The 2004 incentive bonus options were granted, in lieu of cash, pursuant to the Company’s 2001 Incentive Plan, have a ten year term, an exercise price of $2.73, the fair market value of the Company’s common stock on the date of grant, and vested fully upon grant.

(2)	The 2005 annual option grants were made pursuant to the Company’s 2001 Incentive Plan, have a ten year term, an exercise price of $2.73, the fair market value of the Company’s common stock on the date of grant, and vest quarterly over three years. The options granted to Mr. Cohen will vest immediately upon his separation from the Company and remain exercisable for two years from date of separation.

(3)	Effective January 1, 2005.